                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant / /
     Filed by a Party other than the Registrant /X/
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                  CUCOS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                               BOWNE OF DALLAS
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
[LOGO]

Cucos Inc.
110 Veterans Blvd.
Metairie, LA 70005
(504) 835-0306


                                                              September 18, 1995

Dear Shareholder:

         The Annual Meeting of Shareholders will be held in the Cucos Border Cafe, 3000 Veterans Boulevard, Metairie, Louisiana, at 3:00 p.m. on October 26, 1995. The purposes of the Annual Meeting are set forth in the accompanying Notice and Proxy Statement.

         The 1995 Annual Report to Shareholders, which is enclosed, contains financial and other information concerning the Company and its business for the fiscal year ended July 2, 1995. The Annual Report is not to be considered part of the proxy solicitation materials.

         We cordially invite you to attend the Annual Meeting. If you cannot attend, please complete and return the enclosed Proxy so that your vote can be recorded.



                                           Cordially,



                                           /s/ VINCENT J. LIUZZA, JR.

                                           Vincent J. Liuzza, Jr.
                                           Chairman of the Board and President

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD OCTOBER 26, 1995

To the Shareholders:

         The Annual Meeting of the Shareholders of Cucos Inc. (the "Company") will be held in Cucos Border Cafe, 3000 Veterans Boulevard, Metairie, Louisiana, at 3:00 p.m. (local time) on October 26, 1995, for the following purposes:

         (1)     To elect a Board of Directors for the ensuing year;

         (2) To consider and act upon a proposal to approve and ratify the selection of Ernst & Young, L.L.P. as the Company's independent auditors for the fiscal year ending June 30, 1996; and

         (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

         The business to be transacted at the Annual Meeting is more fully described in the accompanying Proxy Statement, to which reference is hereby made.

         The Board of Directors has fixed the close of business on September 6, 1995, as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting.


                                           BY ORDER OF THE
                                           BOARD OF DIRECTORS:

                                           Thomas J. Grace, Secretary



Dated: September 18, 1995

                                PROXY STATEMENT

GENERAL

         The accompanying Proxy is solicited by and on behalf of the Board of Directors of Cucos Inc. (the "Company"), 110 Veterans Boulevard, Suite 222, Metairie, Louisiana 70005, in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held October 26, 1995, and any adjournments of that meeting. Execution of the Proxy will not in any way affect a shareholder's right to attend the Annual Meeting and, upon revocation of the Proxy, to vote in person. Proxies may be revoked at any time before they are voted by filing with the Secretary a written notice of revocation or a duly executed Proxy bearing a later date. Unless they are revoked, Proxies in the form enclosed, properly executed and received by the Secretary of the Company prior to the Annual Meeting, will be voted at the Annual Meeting as specified by the shareholder in the Proxy or, if no specifications are made in the Proxy, then FOR the election as directors of the nominees listed in the enclosed Proxy and FOR the proposal to approve and ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1996.

         These materials are being mailed to shareholders on or about September 18, 1995. The cost of soliciting Proxies is being paid by the Company. The Company's 1995 Annual Report to Shareholders for the fiscal year ended July 2, 1995 ("Fiscal 1995") accompanies this Proxy Statement, but is not to be considered a part of the proxy solicitation materials.

CAPITAL STOCK

         The authorized capital stock of the Company consists of 1,000,000 shares of preferred stock, no par value, of which no shares have been issued, and 20,000,000 shares of Common Stock, no par value, of which 2,113,747 shares had been issued and were outstanding as of September 6, 1995, the record date for the Annual Meeting. Only shareholders of record at the close of business on such date are entitled to notice of and to vote at the Annual Meeting. Each such shareholder is entitled to one vote for each share of Common Stock held at that date.

BENEFICIAL OWNERSHIP

         The following table sets forth information, as of August 18, 1995, concerning (a) the only shareholders known by the Company to own beneficially more than 5% of the Common Stock of the Company, which is the only class of voting securities outstanding, (b) each of the executive officers named in the Summary Compensation table and (c) the beneficial ownership of Common Stock by all directors and officers of the Company as a group.

                                                                         AMOUNT
BENEFICIAL OWNER(S)                                                    BENEFICIALLY         PERCENT OF
     AND ADDRESS                                                        OWNED (1)           CLASS (1)
-------------------                                                   --------------        ----------
Vincent J. Liuzza, Jr. (2)(3) . . . . . . . . . . . . . .             470,200 shares         21.4%
Mr. & Mrs. Gerald E. Siefken (4)  . . . . . . . . . . . .             224,000 shares         10.6%
Raymond D. Schoenbaum (5) . . . . . . . . . . . . . . . .             210,500 shares         10.0%
Mr. Robert J. Monroe (6)  . . . . . . . . . . . . . . . .             129,530 shares          6.1%
Thomas J. Sandeman (2)(7) . . . . . . . . . . . . . . . .              26,700 shares          1.3%
Elie V. Khoury (2)(8)   . . . . . . . . . . . . . . . . .              25,700 shares          1.2%
All directors and officers as a group
  (9 persons) (9) . . . . . . . . . . . . . . . . . . . .             754,524 shares         32.2%

(1) Unless otherwise noted, the shares are owned of record by the beneficial owners shown with sole voting and investment power, except for the community property interest, if any, of the shareholder's spouse. The table includes shares which are subject to stock options exercisable within 60 days of August 18, 1995.

(2)      Address: 110 Veterans Blvd., Suite 222, Metairie, Louisiana 70005.

(3) Includes 60,000 shares subject to options exercisable by Mr. Vincent Liuzza, Jr. and 25,000 shares subject to options exercisable by Mr. Liuzza's wife, Glenda T. Liuzza, as to which she possesses sole voting and investment power. Mr. Liuzza, Jr. disclaims any beneficial ownership of shares issuable pursuant to Mrs. Liuzza's options.

(4) Address: 40 Killdeer Street, New Orleans, LA 70124. Includes 1,000 shares owned of record by Mr. Siefken as to which he exercises sole voting and investment power, 67,600 shares owned of record by Mrs. Siefken, as to which she exercises sole voting and investment power, 15,000 shares owned of record by a trust for the benefit of Mr. Siefken's daughter, as to which he exercises sole voting and investment power in his capacity as trustee of the trust, and 74,000 shares owned of record by Mr. & Mrs. Siefken jointly with shared voting and investment power. Mr. Siefken is also the beneficial owner of 66,400 shares which he holds as custodian for four of his children as to which he exercises sole voting and investment power. Mr. Siefken disclaims any beneficial interest in the shares owned of record by his wife. The above information is based upon filings made by Mr. & Mrs. Siefken with the Securities and Exchange Commission.

(5) Address: 1480 Terrell Mill Road, Suite 1100, Marietta, Georgia 30067-6050. The information about Mr. Schoenbaum's ownership is based on filings made by Mr. Schoenbaum with the Securities and Exchange Commission. Mr. Schoenbaum's actual percentage ownership is 9.96%. His ownership includes 180,500 shares as to which he exercises sole voting and investment power, 10,000 shares beneficially owned as custodian for the accounts of Brian D. Schoenbaum and Marc S. Schoenbaum (his children) and 20,000 shares indirectly beneficially owned by Mr. Schoenbaum as controlling shareholder, Director, Chairman and Secretary of Innovative Restaurant Concepts. Mr. Schoenbaum disclaims beneficial ownership of all 20,000 shares of Cucos Common Stock held of record by Innovative Restaurant Concepts.

(6) Address: 228 St. Charles Avenue, Suite 1402, New Orleans, Louisiana 70130. Includes 129,530 shares that are beneficially owned by Mr. Robert J. Monroe as Executor of the Estate of J. Edgar Monroe as to which he has sole voting and investment power. The information about the Estate's ownership is based on filings made by Mr. Monroe on behalf of the Estate of J. Edgar Monroe.

(7) Includes 25,000 shares subject to options exercisable by Mr. Sandeman and 700 shares held as custodian for Mr. Sandeman's children, as to which Mr. Sandeman exercises sole voting and investment power.

(8)      Includes 25,000 shares subject to options exercisable by Mr. Khoury.

(9)      Includes 229,600 shares subject to options.

         Vincent J. Liuzza, Jr., the Succession of Vincent J. Liuzza, Sr., David M. Liuzza and Peter J. Liuzza also have pledged an aggregate of 467,317 additional shares of Common Stock of the Company owned by them individually to secure loans extended to L.B.G., Inc.

(formerly known as Sizzler Family Steak Houses of Southern Louisiana, Inc.) ("L.B.G.), an affiliate of the Company, for general business purposes. Under the terms of each of the notes evidencing the loans, the lenders may foreclose on its pledge if L.B.G. fails to make timely payments on the loans.

                                       I.

                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

         A total of six directors are to be elected at the Annual Meeting. Management proposes the election as directors of the six nominees listed below, each to serve as a director until the next Annual Meeting or until his successor is elected and has qualified. In the absence of direction from the shareholder, Proxies in the enclosed form will be voted FOR the election as directors of the six nominees listed below or substituted nominees who may be named by the Board of Directors to replace any of the six nominees who become unavailable to serve for any reason. (No such unavailability is presently known to management.) In no event, however, will the Proxies be voted for more than six persons. There are no arrangements or understandings relating to any person's election or prospective election as a director of the Company.

         Under the Company's By-Laws, no nominee listed below will be elected as a director unless each such nominee receives the affirmative vote of a majority of the shares represented (in person or by proxy) at the Annual Meeting. If more nominees than the number of directors to be elected receive a majority vote, then those nominees, up to six persons, receiving the highest number of votes shall be elected.

         The following table lists the nominees for director and shows, as of August 18, 1995, the beneficial ownership of Common Stock of the Company by each of them. Information concerning the principal occupations of the nominees for director, and other directorships which they hold in certain public companies, is set forth in the text following the notes to the table.

                                                             SHARES
                                              DIRECTOR    BENEFICIALLY         PERCENT OF
NOMINEES FOR DIRECTOR              AGE         SINCE        OWNED(1)            CLASS(1)
---------------------              ---        --------    ------------         ---------
Thomas J. Grace . . . . . .        54         Oct. 1983        52,003            2.4%
William D. Humphries  . . .        68         Jan. 1984              (2)             (2)
David M. Liuzza . . . . . .        48         Jan. 1995       52,0718            2.5%
Vincent J. Liuzza, Jr.  . .        54         Mar. 1981       470,200(3)        21.4%
Sidney C. Pulitzer  . . . .        61         Oct. 1983        27,200            1.3%
Miguel Uria . . . . . . . .        58         Dec. 1983        79,450(4)         3.7%

(1) The shares are owned of record by the beneficial owners shown with sole voting and investment authority, except as set forth in the notes below and except for the community property interest, if any, of the shareholder's spouse. The table includes currently exercisable options to purchase 21,200 shares which are held by each of Messrs. Humphries, Pulitzer and Uria, and exercisable options to purchase 31,000 shares which are held by Mr. Grace.

(2)      Less than 1%.

(3) Includes 60,000 shares subject to options exercisable by Mr. Liuzza, Jr. and 25,000 shares subject to options which are exercisable by Mr. Liuzza's wife, Glenda T. Liuzza, as to which she exercises sole voting and investment power. Mr. Liuzza, Jr. disclaims any beneficial ownership of shares issuable pursuant to Mrs. Liuzza's options.

(4) Of these shares, 56,250 shares are owned of record by the Miguel Uria Self Directed IRA. Mr. Uria exercises sole voting and investment power over these shares.

PRINCIPAL OCCUPATIONS AND CERTAIN DIRECTORSHIPS


         The following paragraphs identify the principal occupations of the nominees for director. Except as otherwise indicated, each nominee has served for at least five years in the position shown. Information is also given as to directorships held by such persons in other companies which are publicly held and are subject to certain requirements for filing reports with the Securities and Exchange Commission.

         Mr. Grace is Secretary and, since February, 1992, has been General Counsel of the Company. Mr. Grace also served as City Attorney for the City of Harahan, from 1988 to January 1992 and was an instructor of Law at Loyola University Law School in New Orleans, Louisiana from August 1990 to May 1991. Mr. Grace was a partner in the law firm of Courtenay, Forstall, Grace & Hebert, New Orleans, Louisiana from 1972 to May 1989 and has been Of Counsel with the firm from that time until the present.

         Mr. Humphries is, and for the last five years has been, the Managing General Partner of Walnut Street Capital Company, a venture capital partnership. He was director of Cartrex Corporation, a mag-tape manufacturing company, from July, 1984 to August, 1987, and a director of Syconex Corporation, a combustion and emission control company, from June, 1984 to December, 1986. Mr. Humphries served as Chairman of the Board of GTS Corporation, a geophysical services company, from March, 1990 until November, 1990. In April, 1992, GTS Corporation filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code. That petition is currently pending before the United States Bankruptcy Court for the Southern District of Texas.

         Mr. David M. Liuzza is a founder of the Company and has been a Director since January, 1995. For the last five years, Mr. Liuzza has served as President or in other positions for L.B.G., Inc., an affiliate of the Company formerly known as Sizzler Family Steak Houses of Southern Louisiana, Inc., and as President of LaMexiCo, L.L.C., a franchisee of the Company, since 1994. Mr. Liuzza is the brother of Vincent J. Liuzza, Jr. See "Certain Relationships and Related Transactions."

         Mr. Vincent J. Liuzza, Jr. has been President and Chairman of the Board of Directors of the Company since its inception in 1981. Mr. Liuzza is also a founder of L.B.G., Inc., an affiliate of the Company, and has served as its Chairman or in other positions since 1969. See "Certain Relationships and Related Transactions."

         Since 1984, Mr. Pulitzer has served as Chairman of the Board of Wemco Inc., New Orleans, Louisiana, a manufacturer of men's neckwear and sportswear, after serving for more than five years as its President. During the past two years, he has also served as President and then as Chairman of the World Trade Center in New Orleans, Louisiana, and as a Director of North Star Insurance.

         Mr. Uria has been President of Oro Financial, a registered broker/dealer in New Orleans, Louisiana, since January 1988.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company's Board of Directors has four standing committees: the Executive Committee, the Stock Option Committee, the Compensation Committee and the Audit Committee. The Board of Directors does not have a nominating committee.

         The Executive Committee (presently consisting of Messrs. Grace and Vincent J. Liuzza, Jr.) meets during the intervals between meetings of the Board of Directors on call of the Chairman of the Board and has all the authority of the Board, subject to limitations, imposed by law, the By-Laws or the Board of Directors. Its minutes are reviewed by the Board of Directors.

         The Stock Option Committee (presently consisting of Messrs. Vincent J. Liuzza, Jr., Pulitzer and Uria, administers the 1993 Stock Option Plan of the Company, except with respect to options issued to non-employee directors (the terms of which are determined by a formula), selects participants (except for Mr. Liuzza, Jr., who will not be eligible for options) and determines the terms and provisions of all stock option agreements, except as noted above.

         The Audit Committee (presently consisting of Messrs. Humphries, Pulitzer and Vincent J. Liuzza, Jr.) recommends the appointment of the independent public accountants for the Company, reviews the scope of audits proposed by the auditors, reviews the financial statements and periodically consults with the independent public auditors on matters relating to internal accounting controls and procedures.

         The Compensation Committee (presently consisting of Messrs. Pulitzer, Humphries, Uria and Vincent J. Liuzza, Jr.) reviews and approves the compensation of employees above a certain salary level, reviews management proposals relating to incentive compensation plans, and reviews and recommends directors' compensation.

         During Fiscal 1995, the Board of Directors met four times; the Executive Committee met once; the Stock Option Committee met three times; the Compensation Committee did not meet; and the Audit Committee met one time. In Fiscal 1995, David M. Liuzza attended 50% (1 of 2 meetings) and William D. Humphries attended 60% of the aggregate of (1) the total meetings of the Board during the period he was a director and (2) the total meetings of committees of the Board of which he was a member.

EXECUTIVE OFFICERS OF THE COMPANY

         The following table lists certain information about those executive officers of the Company who are not directors of the Company. In addition to the persons listed below, Mr. Vincent J. Liuzza, Jr., the Chairman of the Board of Directors of the Company, serves as the President and Chief Executive Officer of the Company and Thomas J. Grace, a director of the Company, serves as Secretary and General Counsel. Information concerning Messrs. Liuzza, Jr. and Grace is set forth under the captions "ELECTION OF DIRECTORS - Nominees for Director," and "ELECTION OF DIRECTORS - Principal Occupation and Certain Directorships." Information concerning the business experience of each executive officer named in the table below follows the table.


Name                      Age      Officer                                   Officer Since
----                      ---      ------                                    -------------
Thomas J. Sandeman        47       Vice President-Finance                    October 1983
                                   and Treasurer
Glenda T. Liuzza          53       Vice President-                           June 1985
                                   Marketing/Concept-Development
Elie V. Khoury            34       Vice President-Operations                 June 1990

         Mr. Sandeman has been Vice President-Finance and Treasurer of the Registrant since October 1983.

         Mrs. Liuzza has been Vice President Marketing/Concept Development of the Registrant since June 1985.

         Mr. Khoury has been Vice President-Operations of the Registrant since June 1990. From July 1989 through June 1990 Mr. Khoury served as Executive Director of Operations of the Registrant.

         All executive officers serve at the pleasure of the Board of Directors. Vincent J. Liuzza, Jr. and Glenda T. Liuzza are husband and wife.

                                      II.

                              INDEPENDENT AUDITORS

         Ernst & Young LLP, Certified Public Accountants, New Orleans, Louisiana, were the independent auditors for the Company during Fiscal 1995. A representative of Ernst & Young is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement at the Annual Meeting and will be available to respond to any appropriate questions.

         The Board of Directors of the Company has selected the firm of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1996. Shareholder approval and ratification of this selection is not required by law or by the By-Laws of the Company. Nevertheless, the Board of Directors has chosen to submit it to the shareholders for their approval and ratification. The affirmative vote of a majority of the shares represented (in person or by Proxy) at the Annual Meeting is required to approve and ratify this selection. If this selection is not approved and ratified, the Board of Directors intends to reconsider its selection of Ernst & Young. The proxyholders named in the accompanying Proxy will vote FOR this proposal unless otherwise directed in the Proxy.

                                 OTHER MATTERS

         As of the date of this Proxy Statement, the Company's management knows of no matters likely to be brought before the Annual Meeting other than those set forth in the Notice of the Meeting. If other matters properly come before the Annual Meeting, each Proxy will be voted in accordance with the discretion of the proxyholders named therein.

                             ADDITIONAL INFORMATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         L.B.G., Inc. ("L.B.G."), is a management company owned by (i) Vincent
J. Liuzza, Jr., the President, a principal shareholder and a director of the Company and a nominee for re-election as such, (ii) David M. Liuzza, a former officer of the Company, a director of the

Company and a nominee for election as such, and (iii) Mrs. Vincent J. Liuzza, Sr., a principal shareholder of the Company.

         Under an agreement with L.B.G. dated as of October 1, 1983, the Company provides bookkeeping, accounting and similar administrative services to L.B.G. which pays the Company for the expenses of providing these services based on L.B.G.'s proportionate share of the aggregate gross sales of L.B.G. and the Company. During fiscal 1995 accounting and administrative expenses shared by the Company and L.B.G. were approximately $25,015 per four-week period. During Fiscal 1995 L.B.G.'s share of these expenses were about 2% of these costs, and the Company bore the remaining 98%. For Fiscal 1995, approximately $7,000 of these costs were allocated to L.B.G.

         The Company and L.B.G. share rental expenses of the corporate headquarters based upon the square footage occupied by each of them. Under that formula the Company paid about 95% ($102,405) of the building rental for these facilities and L.B.G. bore the remaining 5% ($4,899) during fiscal 1995.

         During Fiscal 1995, the Company repurchased the rights it had previously granted to L.B.G. to develop and operate up to two Cucos restaurants in Louisiana for a purchase price equal to their original cost of $1,000.

         Until February, 1995, L.B.G. purchased food and restaurant supplies for its restaurants from the commissary of the Company. During Fiscal 1995, the Company sold approximately $29,157 of food and restaurant supplies to L.B.G. L.B.G. no longer operates any restaurants and the Company does not anticipate making such sales in fiscal year 1996.

         During fiscal year 1994, the Company purchased a 26% interest in LaMexico L.L.C. ("LaMexico"), a Louisiana limited liability company that operates a franchised Cucos restaurant at 3000 Veterans Boulevard in Metairie, Louisiana. The Company also manages the restaurant for LaMexico and receives 5.0% of net sales plus out-of-pocket expenses as compensation. The restaurant opened under the development rights previously owned by L.B.G. which owns 21% of LaMexico. Mr. Thomas J. Grace, (a director, the Secretary and the General Counsel of the Company), Mrs. Vincent J. Liuzza, Sr. (a part owner of L.B.G.), Mr. Miguel Uria (a director of the Company) and certain unaffiliated investors own the balance of LaMexico. The Company received $45,665 in royalties and $76,109 in management fee revenue from LaMexico during Fiscal 1995.

         On November 27, 1985, the Company entered into a lease with Sidney C. Pulitzer, a director of the Company and a nominee for re-election as such, for land, building and improvements on which a Company-owned restaurant in New Orleans, Louisiana is located. The lease has a primary term of fifteen years which expires on October 31, 2000 and contains an option to renew for an additional fifteen-year period. The Company paid $120,763 in rent to Mr. Pulitzer during Fiscal 1995.

         The Company has entered into agreements with Brothers Video, Inc. pursuant to which Brothers Video will supply video poker machines in nine Cucos restaurants located in Louisiana. The term of an agreement is 5 years. The Company has the option to renew each contract for two additional years.

         Under the agreements, the Company will receive a commission of 65% of the net receipts during the first two years of the term and 70% thereafter. Under the agreements, Brothers Video absorbs all taxes, lease expenses and service costs associated with operating the machines. Vincent J. Liuzza, Jr., the Chairman, Chief Executive Officer and a director of the Company, is the principal stockholder of Brothers Video. David M. Liuzza, a director of the Company and brother of Vincent J. Liuzza, Jr., is President of Brothers Video.

         On July 28, 1995, the Company sold its Zero-Coupon Convertible Secured Notes Due June 30, 2015 in the aggregate principal amount of $500,000 (the "Notes") to three individuals including Mr. Elie Khoury, Vice President-Operations of the Company, who purchased $87,500 principal amount of the Notes for $87,500. The Notes are convertible into shares of the Company's Common Stock at a conversion price of $0.947 per share of Common Stock, subject to adjustments under antidilution provisions; provided that the conversion privileges cannot be exercised unless (1) the shares to be received upon conversion are to be immediately resold in the open marketplace, (2) five years have passed from the date of issuance of the Notes or (3) certain conditions relating to the sale or control of the Company have occurred.

         In addition, in connection with the Company's sale of the Notes, on July 28, 1995 the Company granted Mr. Khoury and the two other individuals who purchased the Notes, development rights to obtain five licenses to use the Company's unique restaurant system at specific locations within the State of Louisiana to be designated in separate license agreements at a development fee of $15,000 per restaurant. $500 ($100 per license) of this development fee was paid on July 28, 1995 and $14,900 will be payable upon the execution of each license agreement.

         At July 30, 1995, L.B.G. owed the Company $222,301 for food, restaurant supplies, rent and services. The largest amount of indebtedness outstanding from L.B.G. to the Company during Fiscal 1995 was $218,457 at July 2, 1995. The L.B.G. receivable is secured by L.B.G.'s membership interest in LaMexiCo, and L.B.G. pays interest on amounts outstanding at prime plus one percent.

EXECUTIVE COMPENSATION

         The following table shows cash compensation for services rendered in all capacities to the Company during the fiscal years ended July 4, 1993, July 3, 1994 and July 2, 1995, for the Chief Executive Officer and for the only other two executive officers of the Company whose total annual salary and bonus exceeded $100,000 for the fiscal year ended July 2, 1995.

                                                                      Long Term Compensation
                                                                  -----------------------------
                                         Annual Compensation        Awards              Payouts
                                  ------------------------------- ----------            -------
                                                                                                    All
                                                          Other                                    Other
                                                           Com-   Restricted                        Com-
Name and                   Fiscal                         pensa-     Stock     Options/  LTIP      pensa-
Principal Position          Year  Salary (1)     Bonus   tion (2)   Awards       SARS   Payouts   tion (3)
------------------         ------ ----------     -----   -------- ----------   -------- -------   --------
Vincent J. Liuzza, Jr.,     1995    $156,000          -       -        -           -       -       $5,289
President and               1994    $156,000    $12,413       -        -           -       -       $5,740
Chief Executive             1993    $152,885   $  9,894       -        -           -       -       $5,597
Officer

Elie V. Khoury,             1995     $85,000    $42,005       -        -           -       -       $1,344
Vice President-             1994     $85,000    $47,046       -        -           -       -       $1,774
Operations                  1993     $78,558    $51,167       -        -           -       -       $1,915

Thomas J. Sandeman,         1995     $97,182    $15,038       -        -           -       -       $2,020
Vice President-             1994     $97,277    $17,858       -        -           -       -       $8,812
Finance                     1993     $95,241    $19,476       -        -           -       -       $2,264

(1) Includes amounts deferred under a retirement plan maintained under the provisions of Section 401(k) of the Internal Revenue Code in which employees of the Company are eligible to participate. Does not include matching contributions made by the Company, all of which are set forth in the column "All Other Compensation."

(2) The Company provides certain employees, including executive officers, with automobiles and provides complimentary meals to executive officers and directors. The value of these benefits is not included in the amounts reported in the table. The Company has determined that perquisites and other personal benefits with respect to any individual named in the preceding table would in no event have exceeded 10% of the compensation reported in such table for such person.

(3) Amounts set forth (A) matching contributions made under the retirement plan referenced in footnote (1) to this table as follows: Mr. Liuzza
         - $1,108 - 1995, $2,061 - 1994, $2,000 - 1993; Mr. Khoury - $977 -
         1995, $1,423 - 1994, $1,575 - 1993; Mr. Sandeman - $1,100 - 1995, $978
         - 1994, $1,452 - 1993; and (B) the dollar value of term life and disability insurance premiums paid by the Company as follows: Mr. Liuzza - $4,181 - 1995, $3,679 - 1994, $3,597 - 1993; Mr. Khoury -
         $367 - 1995, $351 - 1994, $340 - 1993; Mr. Sandeman - $920 - 1995,
         $834 - 1994, $812 - 1993.

STOCK OPTION GRANTS DURING FISCAL 1994

         The Company did not grant any stock options or stock appreciation rights to any of Messrs. Vincent J. Liuzza, Jr, Khoury or Sandeman during Fiscal 1995.

AGGREGATED STOCK OPTION EXERCISES AND FISCAL YEAR-ENDED OPTION VALUES

         The following table sets forth information concerning stock options which were exercised during Fiscal 1995 by Messrs. Vincent J. Liuzza, Jr., Khoury and Sandeman and the total number and value of unexercised options held by each such person at July 2, 1995, separately identifying unexercisable and exercisable options at July 2, 1995. No stock appreciation rights have ever been granted to any of the named executive officers.

                                                        NUMBER OF SHARES
                                                           UNDERLYING               VALUE OF
                                                      UNEXERCISED OPTIONS          UNEXERCISED
                                                               AT                 IN-THE-MONEY
                             SHARES                       JULY 2, 1995          OPTIONS AT JULY 2
                          ACQUIRED ON       VALUE         EXERCISABLE/          1995 EXERCISABLE/
NAME                        EXERCISE      REALIZED       UNEXERCISABLE            UNEXERCISABLE
----                      -----------     --------    -------------------       -----------------
Vincent J. Liuzza, Jr.         0             $0             60,000/0                  $0/$0
Elie V. Khoury                 0             $0             25,000/0                  $0/$0
Thomas J. Sandeman             0             $0             25,000/0                  $0/$0
---------------

COMPENSATION OF DIRECTORS

         Directors of the Company are not paid fees for attendance at meetings of the Board of Directors or meetings of committees of the Board of Directors or any other cash compensa-tion for serving as directors. Under the 1993 Stock Option Plan, the non-employee directors of the Company shall receive stock options to purchase 800 shares of Common Stock at its fair market value on the day immediately following the Annual Meeting (provided such directors are re-elected. Furthermore, under the 1993 Stock Option Plan, a new non- employee director would receive an option to purchase 15,000 (rather than 800) shares of Common Stock on the day after his or her initial election as a director of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, i.e., the Company's Common Stock ("10% Shareholders"), to file reports of ownership and reports of changes in ownership of such securities with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and 10% Shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no other reports were required for those persons, the Company believes that during the period from July 3, 1994, to July 2, 1995, all of its officers, directors and 10% Shareholders complied with all applicable Section 16(a) filing requirements, except for the Form 3 of David M. Liuzza and the Form 4 of Thomas J. Grace which were filed late.

                             SHAREHOLDER PROPOSALS

                              1996 ANNUAL MEETING

         A shareholder who intends to present a proposal, which relates to a proper subject for shareholder action, at the 1996 Annual Meeting of Shareholders and who wishes such proposal to be considered for inclusion in the Company's proxy materials for such meeting must cause such proposal to be received, in proper form, at the Company's principal executive offices no later than June 20, 1996. Any such proposals, as well as any questions relating thereto, should be directed to the Company to the attention of its President.


                     METHODS AND COST OF SOLICITING PROXIES

         The Proxy enclosed with this Proxy Statement is solicited by and on behalf of the Board of Directors of the Company. In addition to use of the mail, Proxies may be solicited by personal interview and telephone. Directors, executive officers or employees of the Company who may solicit Proxies by such methods are not paid additional remuneration therefor. The cost of solicitation, including the cost of preparation, printing and mailing, is being paid by the Company.


                                         BY ORDER OF THE BOARD OF DIRECTORS:


                                              Thomas J. Grace, Secretary


Dated:  September 18, 1995

CUCOS INC.                     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Thomas J. Grace and Vincent J. Liuzza, Jr., and each of them, as proxies for the undersigned, with full power of substitution, to vote all of the undersigned's shares of common stock, no par value, of Cucos Inc. at the Annual Meeting on October 26, 1995 (and any adjournments thereof), as instructed herein with respect to the matters herein set forth (and, to the extend not so instructed, as set forth in the related Proxy Statement), and according to their discretion upon all other matters which may properly come before such Meeting.

           MANAGEMENT RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS

1.       ELECTION OF DIRECTORS:

             For all nominees listed below        Withhold authority
             (except as indicated to the          (to vote for all nominees
             contrary below)   /  /               listed below) /  /

             Thomas J. Grace, William D. Humphries, David M. Liuzza, Vincent J. Liuzza, Jr., Sidney C. Pulitzer and Miguel Uria.

         INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name here.


2. Approving and ratifying the selection of Ernst & Young as the Company's independent public accountants for the fiscal year ending June 30, 1996.

                 For  /   /       Against   /  /   Abstain   /  /

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED UPON THE MATTERS SET FORTH ON THE REVERSE. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2. THIS PROXY CONFERS DISCRETIONARY VOTING AUTHORITY AS TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING. SEE ACCOMPANYING PROXY STATEMENT.

                                   DATED: ___________________________, 1995

                                   _________________________________________

                                   _________________________________________
                                                 SIGNATURE(S)

                                   Executors, Administrators, Trustees, etc.
                                   should give full title.

      PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.